UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 27, 2006
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated herein by reference.
SECTION 2 — FINANCIAL INFORMATION
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 27, 2006, Visteon Corporation (the “Company”) entered into an Incremental Term Loan Amendment (the “Incremental Term Loan Amendment”) to its Credit Agreement, dated as of June 13, 2006 (the “Term Loan Credit Agreement”), with a syndicate of financial institutions, including JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent, to provide for an additional $200 million secured term loan. The Company borrowed the full $200 million upon closing, which will be used for general corporate purposes. This borrowing will bear interest at a Eurodollar rate plus 3% and will mature on June 13, 2013.
     On November 27, 2006, the Company also entered into a First Amendment to the Term Loan Credit Agreement and a First Amendment to Credit Agreement and Consent to its Credit Agreement, dated as of August 14, 2006 with a syndicate of financial institutions, including JPMorgan Chase Bank, N.A., as administrative agent, Citicorp USA, Inc., as syndication agent, to permit the transactions contemplated by the Incremental Term Loan Amendment and to make other minor corrective changes.
     The foregoing descriptions of the amendments are qualified in their entirety by reference to the text of the respective documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. The Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Some of the financial institutions party to the amendments and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, trustee and other financial advisory services in the ordinary course of business for the Company and its subsidiaries for which they have received, and will receive, customary fees and commissions.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

10.1
Incremental Term Loan Amendment, dated as of November 27, 2006, to the Credit Agreement, dated as of June 13, 2006, among the Company, the several banks and other financial institutions or entities from time to time party thereto, Credit Suisse Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
First Amendment, dated as of November 27, 2006, to the Credit Agreement, dated as of June 13, 2006, among the Company, the several banks and other financial institutions or entities from time to time party thereto, Credit Suisse Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

10.3
First Amendment to Credit Agreement and Consent, dated as of November 27, 2006, to the Credit Agreement, dated as of August 14, 2006, among the Company, certain subsidiaries of the Company, the several banks and other financial institutions or entities from time to time party thereto, Bank of America, NA, Sumitomo Mitsui Banking Corporation, New York, and Wachovia Capital Finance Corporation (Central), as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release dated November 27, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: December 1, 2006	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page
10.1	Incremental Term Loan Amendment, dated as of November 27, 2006, to the Credit Agreement, dated as of June 13, 2006, among Visteon Corporation, the several banks and other financial institutions or entities from time to time party thereto, Credit Suisse Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	First Amendment, dated as of November 27, 2006, to the Credit Agreement, dated as of June 13, 2006, among Visteon Corporation, the several banks and other financial institutions or entities from time to time party thereto, Credit Suisse Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

10.3	First Amendment to Credit Agreement and Consent, dated as of November 27, 2006, to the Credit Agreement, dated as of August 14, 2006, among Visteon Corporation, certain subsidiaries of Visteon Corporation, the several banks and other financial institutions or entities from time to time party thereto, Bank of America, NA, Sumitomo Mitsui Banking Corporation, New York, and Wachovia Capital Finance Corporation (Central), as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated November 27, 2006.